UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 1, 2017

Mercantile Bank Corporation

(Exact name of registrant as specified in its charter)

Michigan	000-26719	38-3360865
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

310 Leonard Street NW, Grand Rapids, Michigan	49504
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	616-406-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Succession Plan

Effective January 1, 2017, Mercantile Bank Corporation (“Mercantile”) announced the following resignations and appointments, in furtherance of its previously announced management succession plan:

●

Michael H. Price has retired as President and Chief Executive Officer of Mercantile. Mr. Price has been appointed as Executive Chairman of Mercantile and remains Executive Chairman of Mercantile’s wholly-owned subsidiary, Mercantile Bank of Michigan (the “Bank”).

●

Robert B. Kaminski Jr. has resigned as Executive Vice President, Chief Operating Officer and Secretary of Mercantile and President and Secretary of the Bank. Mr. Kaminski has been appointed as President and Chief Executive Officer of Mercantile and continues to serve as Chief Executive Officer of the Bank.

●

Robert T. Worthington has resigned as Senior Risk Officer of Mercantile and the Bank. Mr. Worthington has been appointed as Chief Operating Officer and Secretary and continues his service as Senior Vice President and General Counsel of Mercantile. With regard to the Bank, Mr. Worthington will continue to serve as Chief Operating Officer, Senior Vice President and General Counsel, and has been appointed Secretary.

●	Raymond E. Reitsma has resigned as West Region President and Senior Lender of the Bank and has been appointed President of the Bank.

Biographical Information

Mr. Price, age 59, has over 30 years of commercial banking experience and joined the Bank in 1997. Since 2007, Mr. Price has served as President and Chief Executive Officer of Mercantile and Chief Executive Officer of the Bank. Mr. Price served as President and Chief Operating Officer of Mercantile and the Bank in 1997 and 1998, and as President and Chief Operating Officer of Mercantile and President and Chief Executive Officer of the Bank from 1999 to June of 2007. Mr. Price also served as Chairman of the Board of Mercantile from 2007 through the date of the Firstbank Corporation merger and resumed his position as Chairman of Mercantile following Thomas Sullivan’s retirement in May of 2015. Mr. Price has been and continues to be very active in the Grand Rapids community. He currently serves on the Board of Directors of Metro Health Corporation and the Board of Trustees of Aquinas College. From 2005 to 2007, he served on the Board of Directors of the Federal Home Loan Bank of Indianapolis. Mr. Price also held leadership positions on the Boards of Habitat for Humanity of Kent County, Project Rehab and Network180. Mr. Price serves as a member of the Board of Directors of Mercantile and of the Bank.

Mr. Kaminski, age 55, joined the Bank in 1997 and has over 30 years of commercial banking experience. Mr. Kaminski was appointed President of the Bank effective June 30, 2007. On May 28, 2015, Mr. Kaminski was appointed Chief Executive Officer of the Bank in addition to continuing his roles as President of the Bank and Executive Vice President, Chief Operating Officer and Secretary of Mercantile. He also served as the Bank’s Chief Operating Officer from 2000 through 2015. Mr. Kaminski serves on the Boards for Boys and Girls Clubs of Grand Rapids Youth Commonwealth, the West Michigan Policy Forum, the Retirement Board for the City of Wyoming, Michigan, and the Heart of West Michigan United Way. Mr. Kaminski serves as a member of the Board of Directors of Mercantile and of the Bank.

Mr. Worthington, age 42, has 22 years of banking and corporate finance experience. Mr. Worthington joined the Bank in 2009 as Senior Vice President and Risk Management Director and was appointed General Counsel of the Bank in 2011. In 2016, Mr. Worthington was also appointed Chief Operating Officer of the Bank and became Senior Vice President and General Counsel of Mercantile. Prior to joining the Bank, he was a corporate attorney, internal auditor, certified public accountant, and bank teller. Mr. Worthington serves as Chairman of Junior Achievement of the Michigan Great Lakes, Committee Member of the Gerald R. Ford Presidential Foundation, Trustee of the Michigan Bankers Workers Compensation Fund, and Director of MiBankPAC.

Raymond Reitsma, age 53, has been with the Bank for thirteen years, beginning with his initial role as a Commercial Loan Manager in 2003, including holding the title of Senior Lender for eight years, and in June 2015, was appointed to be the Bank’s West Region President. Mr. Reitsma’s areas of responsibility have included commercial lending, treasury/cash management, mortgage lending, and credit administration. Mr. Reitsma was also very instrumental in the preparation, transition and integration periods surrounding the merger with Firstbank Corporation. Mr. Reitsma currently serves on the local board of the American Heart Association, and has served as the Chair for the 2015 Heart Walk. Additionally, he serves on the Advisory Council of DA Blodgett/St. John’s Home and has done so since 2011. Previously, Mr. Reitsma served on the Board of Directors of the Pine Rest Foundation for six years, including two years as Treasurer. He has also been involved with the local United Way agency, most recently as the annual Campaign Chair for the Bank. Mr. Reitsma graduated from Calvin College with a B.A. in Business Administration and also holds an MBA in Finance from Michigan State University. Mr. Reitsma serves as a member of the Board of Directors of the Bank.

Employment Agreements and Amendments to Employment Agreements

Effective January 1, 2017, Mercantile, the Bank and Mr. Kaminski entered into an amendment to Mr. Kaminski's Employment Agreement dated as of November 13, 2014 and previously amended on May 28, 2015, to reflect his new titles as President and Chief Executive Officer of Mercantile and as Chief Executive Officer of the Bank.

Effective January 1, 2017, Mercantile, the Bank and Mr. Worthington entered into an amended and restated Employment Agreement and the Bank and Mr. Reitsma entered into an amendment to Mr. Reitsma's Employment Agreement dated as of November 19, 2015. The material terms of each officer's Employment Agreement are as follows:

●

Each agreement provides for an employment term of two years. The term will automatically extend for an additional year as of each December 31 unless notice of non-extension is given by Mercantile, the Bank or the officer.

●

Each agreement specifies the officer's base salary and provides for periodic adjustments by the Board of Directors of the Bank. The officer is also entitled to receive bonuses and other discretionary compensation as awarded by the Board of Directors of Mercantile or the Bank.

●

The officer is entitled to six months of base salary if his employment is terminated due to disability and 18 months of base salary in the event of a termination without cause or a "good reason" termination, in each case, paid in monthly installments.

●

If the officer's employment is terminated without cause or in the event of a "good reason" termination within 24 months after a change in control, the officer will receive 150% of his base salary paid in a lump sum.

●	Each officer reaffirms the terms of the Non-Compete and Non-Solicitation Agreement that he previously executed in favor of Mercantile and the Bank.

The amendment to Mr. Reitsma's Employment Agreement effective January 1, 2017 reflects his new title as President of the Bank.

The foregoing description of each of the agreements and amendments is qualified in its entirety by reference to the agreements and amendments as Exhibit 10.1, 10.2, 10.3 and 10.4, respectively.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Second Amendment to Employment Agreement of Robert B. Kaminski Jr. effective January 1, 2017

10.2	Amended and Restated Employment Agreement of Robert T. Worthington effective January 1, 2017

10.3	Employment Agreement among Mercantile, the Bank and Raymond E. Reitsma effective January 1, 2016

10.4	First Amendment to Employment Agreement of Raymond E. Reitsma effective January 1, 2017

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bank Corporation

By:	/s/ Charles E. Christmas
Charles E. Christmas
Executive Vice President, Chief Financial Officer and Treasurer

Date: January 3, 2017

Exhibit Index

Exhibit Number	Description

10.1	Second Amendment to Employment Agreement of Robert B. Kaminski Jr. effective January 1, 2017

10.2	Amended and Restated Employment Agreement of Robert T. Worthington effective January 1, 2017

10.3	Employment Agreement among Mercantile, the Bank and Raymond E. Reitsma effective January 1, 2016

10.4	First Amendment to Employment Agreement of Raymond E. Reitsma effective January 1, 2017